UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) June 21, 2009

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50891	20-0432760

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

222 South Riverside Plaza, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (888) 782-4672

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On June 21, 2009, Specialty Underwriters’ Alliance, Inc. (the “Company”), Tower Group, Inc. (“Tower”) and Tower S.F. Merger Corporation, a wholly-owned subsidiary of Tower (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Tower. Upon the consummation of the acquisition, the Company’s common stock will be delisted.
At the Effective Time (as defined in the Merger Agreement), holders of the Company’s common stock and holders of the Company’s Class B common stock will receive shares of Tower common stock. The exchange ratio will depend upon Tower’s volume weighted average price per share on the Nasdaq Stock Market during a 15-day trading window prior to closing, and will be fixed at 0.28 Tower share for each Company share if the average price of Tower common stock during such period is greater than or equal to $23.25 and less than or equal to $27.75. If Tower’s average stock price during such period is greater than $27.75, the exchange ratio will be adjusted downward to provide the Company’s stockholders with a fixed value per share of $7.77. If Tower’s average stock price during such period is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide the Company’s stockholders with a fixed value per share of $6.51. However, if Tower’s average stock price during such period falls below $20.00, the exchange ratio will be fixed at 0.3255, and the Company will have the right, for a limited period, to terminate the Merger Agreement, unless Tower elects to add Tower shares to provide the Company’s stockholders with a value per share of $6.51.
The boards of directors of the Company and Tower have approved the Merger Agreement and the transactions contemplated thereby and the board of directors of the Company has recommended that the Merger Agreement and such transactions be approved by the Company’s stockholders at a special meeting to be called for that purpose.
Under the Merger Agreement, the Company is required to pay Tower a termination fee of $3 million plus Tower’s expenses up to a cap of $1 million in certain customary circumstances, including if the Company terminates the Merger Agreement to accept a superior proposal. Similarly, under the Merger Agreement, Tower is required to reimburse the Company’s expenses up to a cap of $1 million in the event that the Company terminates the Merger Agreement for Tower’s breach, subject to certain exceptions.
The transaction is expected to close in late 2009, subject to customary closing conditions, including the approval by the Company’s stockholders and receipt of certain regulatory approvals and delivery of legal opinions as to the federal income tax treatment of the merger.
The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and Tower. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning the Company and Tower that each company publicly files in reports and statements with the Securities and Exchange Commission.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events
On June 22, 2009, the Company and Tower issued a joint press release announcing entry into the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
None.
(b) Pro Forma Financial Information.
None.
(c) Shell Company Transactions.
None.
(d) Exhibits:

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 21, 2009, among Specialty Underwriters’ Alliance, Inc., Tower Group, Inc. and Tower S.F. Merger Corporation

Exhibit 99.1	Press Release Announcing Entry into Merger Agreement
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with this proposed transaction, the Company and Tower will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement/prospectus and all relevant documents filed by the Company with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by the Company, from the Company directly at 222 South Riverside Plaza Suite 1600, Chicago, IL 60606, (888) 782-4672; email: InvestorRelations@suainsurance.com
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
The directors, executive officers and other members of management and employees of the Company may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings filed by the Company with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. In addition, certain information concerning the Company’s participants in the solicitation is contained in the Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 22, 2009

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Scott Goodreau
	Name:	Scott Goodreau
	Title:	Senior Vice President, General Counsel, Administration & Corporate Relations

EXHIBITS INDEX

2.1	Agreement and Plan of Merger, dated as of June 21, 2009, among Specialty Underwriters’ Alliance, Inc., Tower Group, Inc. and Tower S.F. Merger Corporation

99.1	Press Release Announcing Entry into Merger Agreement